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                                                                       EXHIBIT 5

                      [Letterhead of Irell & Manella LLP]



                                  May 10, 1996



Channell Commercial Corporation
26040 Ynez Road
Temecula, California  92591-9022

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration Statement") being filed by you on May 13, 1996 with the Securities and Exchange Commission (the "Commission") in connection with the public offering by Channell Commercial Corporation (the "Company") of 3,565,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares", which shares shall be deemed to include any additional shares that may be registered by the Company in connection herewith pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act")). The Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

     Based on these examinations, it is our opinion that, upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the issuance of the Shares, the Shares, when issued, sold and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.
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[Second Page Letterhead
of Irell & Manella LLP]

Channell Commercial Corporation
May 10, 1996
Page 2



     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In addition, in the event that the Company elects to register additional Shares pursuant to a registration statement filed under Rule 462(b) of the Act in connection with the current Registration Statement, we consent to the use of this opinion in connection with such additional registration statement and to the incorporation by reference of this opinion in such registration statement.

                          Very truly yours,


                          /s/    IRELL & MANELLA LLP
                          --------------------------
                          Irell & Manella LLP